Exhibit 99.1

Press Release dated December 22, 2021

Techpoint, Inc. announces dividend

December 22, 2021

San Jose, CA. — (Business Wire) — Techpoint, Inc. announced that on December 21, 2021, its board of directors declared a special cash dividend of an aggregate of $0.50 per share for fiscal 2022, payable in two equal installments of $0.25 per share. The first installment of the dividend is payable to stockholders of record on January 31, 2022.  The payment date for the first installment on its shares of common stock (including common stock underlying its Japanese Depositary Shares (JDS)) will be February 15, 2021.  The second installment of the dividend is currently anticipated to be paid in the third fiscal quarter of 2022, subject to the Board’s discretion and in accordance with applicable law.  The Company intends to provide additional information about the second installment of the dividend in the second fiscal quarter of 2022.

The timing for receipt of the dividend payments by individual holders of Techpoint common stock and JDSs will vary due to the payment process for JDS holders.  The amount paid to JDS holders will be reduced by any applicable U.S. withholding income tax, and then converted into Japanese Yen.  Once the dividend is converted into Japanese Yen, a distribution payment fee and any additional local taxes will be paid from the distribution amount.  As a result, the net amount of the first dividend installment that is ultimately received by JDS holders will be less than $0.25 per JDS.  The Company anticipates that JDS holders will receive the payment of the first installment of the fiscal 2022 dividend in their accounts in late-March 2022.  The payment will be made in accordance with and subject to the terms of the Trust Agreement dated August 31, 2017 between the Company; Mizuho Securities Co., Ltd.; Mitsubishi UFJ Trust and Banking Corporation; and The Master Trust Bank of Japan, Ltd., which agreement governs the rights of JDS holders.

Techpoint’s Board of Directors has adopted a dividend policy to link dividend payments to business performance on an ongoing basis.  The amount to be paid in future dividends will be reviewed by the Board, with an aggregate dividend target amount for each fiscal year equal to approximately 50% of Techpoint’s annual non-GAAP* net income for the prior fiscal year.  The Company anticipates making payment of future dividends in two installments following its December 31 year end. This policy can be modified or terminated at any time at the discretion of Techpoint’s Board of Directors, including the Board’s determination to cease paying dividends in the future.

*Non-GAAP net income is defined as net income excluding stock-based compensation expense and the related tax impact.

About Techpoint

Techpoint, Inc. (Tokyo Stock Exchange “6697.T”) is a fabless semiconductor company developing proprietary high-definition video connectivity technology targeting high-definition video surveillance systems and automotive infotainment systems. Techpoint aims to address the growing needs of the next generation high-definition video markets. With design centers in the U.S., as well as offices in Taiwan, Korea and Japan, Techpoint has achieved cutting edge technology in its target markets.

Forward-Looking Statements

The information provided in this press release may include forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. These forward-looking statements are largely based on our current expectations and projections about future events and financial trends affecting our business. Such forward-looking statements include, in particular, statements about the expected dividend payment dates and timing for receipt of dividends, and our plans to pay dividends in the future.

These forward-looking statements may be identified by the use of terms and phrases such as "anticipates", "believes", "can", "could", "estimates", "expects", "forecasts", "intends", "may", "plans", "projects", "targets", "will", and similar expressions or variations of these terms and similar phrases. Additionally, statements concerning future matters and other statements regarding matters that are not historical are forward-looking statements. Investors are cautioned that these forward-looking statements relate to future events or our future performance and are subject to business, economic, and other risks and uncertainties, both known and unknown, that may cause actual results, levels of activity, performance or achievements to be materially different from those expressed or implied by any forward-looking statements.

These forward-looking statements involve risks and uncertainties that could cause actual results to differ materially from those projected, including without limitation, the following: our future financial performance, including our revenue, cost of sales and operating expenses; the need to address the many challenges facing our business; the potential impact of the COVID-19 pandemic on our business, including global shortages in manufacturing capacities, operations, sales and overall market conditions; the competitive pressures we face; risks associated with executing our strategy; and other risks that are described herein, including but not limited to the items discussed in "Risk Factors" in our filings with the Securities and Exchange Commission, including our Form 10-K filed with the Securities and Exchange Commission on March 12, 2021 and our Form 10-Q filed on November 10, 2021. We do not intend to update or alter our forward-looking statements, whether as a result of new information, future events or otherwise, except as required by applicable law or regulation.

For more information:

Fumihiro Kozato

Techpoint, Inc.

408-324-0588

www.Techpoint.co.jp